Exhibit 10.9

INCREASE JOINDER, dated as of May 3, 2012 (this “Increase Joinder”), among REVEL AC, INC., a Delaware corporation (the “Borrower”), certain subsidiaries of Borrower party hereto (collectively, the “Guarantors” and each a “Guarantor”), JPMORGAN CHASE BANK, N.A., as administrative agent and collateral agent (in such capacities, the “Agent”), and each lender party hereto (each, individually, an “Increase Lender” and, collectively, the “Increase Lenders”), to the Credit Agreement, dated as of February 17, 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among the Borrower, the Guarantors, the Agent, each lender from time to time party thereto (collectively, the “Lenders” and each, a “Lender”) and the other parties thereto. Capitalized terms used herein without definition shall have the same meanings as set forth in the Credit Agreement.

W I T N E S S E T H :

WHEREAS, Borrower has requested commitments (the “Incremental Tranche B Commitments”) from the Increase Lenders to make up to $50,000,000 of Incremental Loans (the “Incremental Tranche B Loans”) on a delayed draw basis for payment of Project Costs and to pay fees and expenses relating to such Loans; and

WHEREAS, the Increase Lenders have agreed to make the Incremental Tranche B Commitments to Borrower on the terms set forth herein.

NOW, THEREFORE, in consideration of the premises and covenants contained herein and for other good and valuable consideration the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

Section 1. Increase Joinder.

Each Increase Lender hereby agrees to provide Incremental Tranche B Commitments as set forth in Schedule 1 hereto and severally agrees (i) that it shall be considered a Lender for all purposes under the Loan Documents and agrees to be bound by the terms thereof; (ii) severally agrees to make its pro rata portion (based on the amount of such Increase Lender’s Incremental Tranche B Commitment divided by the Incremental Tranche B Commitments of all Increase Lenders) of the Incremental Tranche B Loans requested to be borrowed on any Drawing Date (as defined below) to the Borrower in accordance with the terms of this Increase Joinder; provided that no Increase Lender shall be required to make any Incremental Tranche B Loans in an amount in excess of its Incremental Commitment; (iii) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement and this Increase Joinder are required to be performed by it as an Increase Lender. The terms and provisions of the Incremental Tranche B Loans shall, except as set forth below, be identical to the Tranche B Loans made on the Closing Date (the “Existing Tranche B Loans”). The aggregate amount of the Incremental Tranche B Loans made under this Increase Joinder shall not exceed $50,000,000.

Section 2. Terms and Conditions. The Incremental Tranche B Loans shall have the following terms:

A. Delayed Draw. The Incremental Tranche B Loans shall remain available to be borrowed by the Borrower from time to time, on any Business Day, following the Facilities Increase Date (as defined below) to and including the earlier of (i) the Opening Date and (ii) September 30, 2012 and may be borrowed in not more than five drawings (the date of each such drawing a “Drawing Date”) in minimum amounts of $10,000,000 and $1,000,000 increments in excess thereof.

B. Initial Interest Period of Incremental Tranche B Loans. The initial Interest Period(s) for all Incremental Tranche B Loans shall commence upon the making of such Loans on any applicable Drawing Date and end on the last day of the Interest Period(s) applicable to the Existing Tranche B Loans on such Drawing Date (and, if there are multiple Interest Periods applicable to the Existing Tranche B Loans as of such Drawing Date, then the Incremental Tranche B Loans shall have multiple Interest Periods ending on the same days as such Interest Periods, and with respect to amounts proportionate to the amount of Existing Tranche B Loans applicable to such Interest Periods).

C. Drawing Fee. Borrower agrees to pay on each Drawing Date to each Increase Lender on the Drawing Date, as fee compensation for the funding of such Increase Lender’s Incremental Tranche B Loan, a drawing fee (the “Drawing Fee”) in an amount equal to 0.99% of the stated principal amount of such Increase Lender’s Incremental Tranche B Loan to be advanced on such Drawing Date, payable to such Increase Lender from the proceeds of its Incremental Tranche B Loan as and when funding on such Drawing Date. Such Drawing Fee will be in all respects fully earned, due and payable on the applicable Drawing Date and non-refundable and non-creditable thereafter.

D. Borrowing Procedure. Each borrowing of Incremental Tranche B Loans shall be subject to the procedures set forth in Section 2.03 of the Credit Agreement. The proceeds of each borrowing of Incremental Tranche B Loans shall be deposited into the Bank Proceeds Account and shall be subject to the terms and conditions of the Disbursement Agreement.

E. Conditions. The obligation of each Increase Lender to make any Incremental Tranche B Loan is subject to the following conditions:

(i) Representations and Warranties. The representations and warranties of the Loan Parties in Article III or any other Loan Document shall be true and correct in all material respects on and as of the date of the date of such Borrowing, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date.

(ii) No Default or Event of Default. At the time of and immediately after giving effect to such Borrowing, no Default or Event of Default shall have occurred and be continuing.

(iii) Notice of Borrowing. Administrative Agent shall have received a Borrowing Request in accordance with the requirements of Section 2.03 of the Credit Agreement. Each Borrowing Request delivered by Borrower hereunder shall constitute a representation and warranty by Borrower that on and as of the date of such notice and on and as of the relevant borrowing date (both immediately before and after giving effect to such borrowing or issuance and the application of the proceeds thereof) that the conditions specified in clauses (i) and (ii) above have been satisfied.

Section 3. Conditions to Effectiveness. This Increase Joinder shall become effective on the date (the “Facilities Increase Date”) on which each of the following conditions is satisfied or waived:

(a) Increase Joinder. The Administrative Agent shall have received executed counterparts of this Increase Joinder from the Increase Lenders and the other parties hereto.

(b) Corporate Documents. The Administrative Agent shall have received:

(i) a certificate of the secretary or assistant secretary of each Loan Party dated the Facilities Increase Date, certifying (A) that attached thereto is a true and complete copy of each Organizational Document of such Loan Party certified (to the extent applicable) as of a recent date by the Secretary of State of the state of its organization, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of such Loan Party authorizing the execution, delivery and performance of the Loan Documents to which such person is a party and, in the case of Borrower, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect and (C) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party (together with a certificate of another officer as to the incumbency and specimen signature of the secretary or assistant secretary executing the certificate in this clause (i)); and

(ii) a certificate as to the good standing of each Loan Party as of a recent date, from such Secretary of State (or other applicable Governmental Authority).

(c) Officers’ Certificate. The Administrative Agent shall have received a certificate, dated the Facilities Increase Date and signed by a Financial Officer of Borrower, certifying that the conditions specified in Sections 4(a) and 4(b) of this Increase Joinder have been satisfied and confirming that there has been no event or circumstance since December 31, 2009 which has resulted in, or which would reasonably be expected to result in, either individually or in the aggregate, a Material Adverse Effect.

(d) Budget. The Administrative Agent shall have received an updated Project Budget.

(e) In-Balance and Other Certifications. The Administrative Agent shall have received each of the following dated as of the Facilities Increase Date:

(i) In-Balance Projections.

(ii) An In-Balance Test Certificate.

(iii) Certificates of each of the Construction Manager and the Construction Consultant confirming that they have reviewed and agree with the information set forth in the In-Balance Projections and the In-Balance Test Certificate.

(iv) A Project Summary & Transfer Request substantially in the form attached as Schedule 2 to Exhibit A-1 to the Disbursement Agreement.

(v) A Project Cost Schedule Certificate substantially in the form of Exhibit B to the Disbursement Agreement.

(vi) Such other certifications as the Administrative Agent shall reasonably request.

(f) Opinions of Counsel. The Administrative Agent shall have received a favorable written opinion of (i) Skadden, Arps, Slate, Meagher & Flom LLP, special counsel for the Loan Parties and (ii) Cooper Levenson April Niedelman & Wagenheim, P.A., local counsel to the Loan Parties in New Jersey and gaming counsel to the Loan Parties, in each case (A) dated the Facilities Increase Date, (B) addressed to the Agents and the Increase Lenders and (C) in a form reasonably satisfactory to the Administrative Agent.

(g) Solvency Certificate. The Administrative Agent shall have received a solvency certificate in the form of Exhibit Q to the Credit Agreement, dated the Facilities Increase Date and signed by a Financial Officer of Borrower.

(h) Fee. The Administrative Agent shall have received, for the account of each Increase Lender, a fee in an amount equal to 2.00% of the aggregate principal amount of Incremental Tranche B Commitments held by such Increase Lender.

(i) Costs and Expenses. The Administrative Agent shall have received reimbursement or payment of all out-of-pocket expenses (including (i) the reasonable legal fees and expenses of Cahill Gordon & Reindel LLP, special counsel to the Agents, Gibbons P.C., special New Jersey counsel to the Agents, and Michael & Carroll P.C., special gaming counsel to the Agents and (ii) the fees and expenses of any consultants and other advisors) required to be reimbursed or paid by Borrower hereunder or under any other Loan Document.

(j) Real Property Collateral Requirements. The Collateral Agent shall have received each of the following:

(i) Mortgage Supplement. A Mortgage Supplement in form reasonably satisfactory to the Collateral Agent, including such provisions as shall be necessary to conform such document to applicable laws or as shall be customary under applicable laws.

(ii) Title Policy. A paid Title Policy in the amount of $50,000,000 issued by Chicago Title Insurance Company in a form reasonably satisfactory to the Collateral Agent.

(iii) Declaration of Covenants and Restrictions. The Declaration of Covenants and Restrictions, duly executed by each party having an interest in the Coverage Ratio Properties.

(iv) Flood Hazard Determinations. Evidence indicating whether the Property is located within a one hundred year flood plain or identified as a special flood hazard area as defined by the Federal Insurance Administration, and, if so, a flood notification form signed by the Borrower as evidence that flood insurance is in place for the building and contents.

(k) Lien Searches. The Administrative Agent shall have received the results of a recent lien search report against such Loan Parties and in such jurisdictions as may be reasonably requested by the Administrative Agent and such reports shall reflect no Liens other than Liens permitted by Section 6.02 of the Credit Agreement.

(l) USA Patriot Act. The Increase Lenders shall have received, sufficiently in advance of the Facilities Increase Date, all documentation and other information that may be required by the Lenders in order to enable compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the United States PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”) including the information described in Section 10.13 of the Credit Agreement

(m) Approvals. All necessary Gaming Approvals and Governmental Authority and third party approvals and/or consents in connection with the transactions contemplated by the Loan Documents shall have been obtained and shall remain in full force and effect, and all applicable waiting periods shall have expired without any action being taken by any competent authority which restrains, enjoins, prevents or imposes materially adverse conditions upon the consummation of the transactions contemplated by the Loan Documents. In addition, there shall not exist any judgment, order, injunction or other restraint, and there shall be no pending litigation or proceeding by any Governmental Authority, prohibiting, enjoining or imposing materially adverse conditions on the transactions contemplated by the Loan Documents.

Section 4. Representations and Warranties. By its execution of this Amendment, each Loan Party hereby represents and warrants to the Agents and the Increase Lenders as of the Increase Effective Date (before and after giving effect to this Increase Joinder) that:

(a) The representations and warranties set forth in Article III of the Credit Agreement and in the other Loan Documents are true and correct in all material respects on and as of the date hereof, except for representations and warranties expressly stated to relate to a specific earlier date, in which case such representations and warranties are true and correct as of such earlier date;

(b) no Default or Event of Default shall have occurred and be continuing; and

(c) the execution, delivery, performance or effectiveness of this Increase Joinder will not after giving effect to the conditions precedent hereto impair the validity, effectiveness or priority of the Liens granted pursuant to any Loan Document and such Liens continue unimpaired with the same priority to secure repayment of all of the applicable Obligations, whether heretofore or hereafter incurred.

Section 5. Acknowledgment and Affirmation.

Each Loan Party hereby expressly (i) acknowledges the terms of the Credit Agreement as amended hereby, (ii) ratifies and affirms after giving effect to this Increase Joinder its obligations under the Loan Documents (including guarantees and security agreements) executed by such Loan Party and (iii) after giving effect to this Increase Joinder, acknowledges, renews and extends its continued liability under all such Loan Documents and agrees such Loan Documents remain in full force and effect.

Section 6. Reference to and Effect on the Credit Agreement. On and after the date of this Increase Joinder, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement and each reference in the other Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended hereby. The Credit Agreement and each other Loan Document, as specifically amended by this Increase Joinder, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. The execution, delivery and effectiveness of this Increase Joinder shall not, except as expressly provided herein, operate as an amendment or waiver of any right, power or remedy of any Lender or Agent under any of the Loan Documents, nor constitute an amendment or waiver of any provision of any of the Loan Documents.

Section 7. Headings. Section headings used herein are for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.

SECTION 8. GOVERNING LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

Section 9. Counterparts. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by telecopier or other electronic transmission (i.e. a “pdf” or “tif” document) shall be effective as delivery of a manually executed counterpart of this Amendment.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the date first above written.

REVEL AC, INC., as Borrower

By:	/s/ Alan Greenstein
Name: ALAN GREENSTEIN
Title: SVP AND CFO

REVEL AC, LLC, as Guarantor

By:	/s/ Alan Greenstein
Name: ALAN GREENSTEIN
Title: SVP AND CFO

REVEL ATLANTIC CITY, LLC, as Guarantor

By:	/s/ Alan Greenstein
Name: ALAN GREENSTEIN
Title: SVP AND CFO

REVEL ENTERTAINMENT GROUP, LLC, as Guarantor

By:	/s/ Alan Greenstein
Name: ALAN GREENSTEIN
Title: SVP AND CFO

NB ACQUISITION LLC, as Guarantor

By:	/s/ Alan Greenstein
Name: ALAN GREENSTEIN
Title: SVP AND CFO

JPMORGAN CHASE BANK, N.A., as Administrative Agent and Collateral Agent

By:	/s/ Mohammad Hasan
Name: Mohammad Hasan
Title: Vice President

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Increase Joinder as of May 3, 2012.

J.P. MORGAN SECURITIES LLC, as an Increase Lender

By:	/s/ Jason Kroll
Name: Jason Kroll
Title: Managing Director

Notice Address: 383 Madison Ave., NY, NY 10179 Attention: J. Kroll Telephone: 212-270-0329 Facsimile: 212-270-7968

SCHEDULE 1

Incremental Tranche B Commitments

Lender	Incremental Tranche B Commitment
J.P Morgan Securities LLC	$50,000,000
Total:	$50,000,000